Exhibit 10.58

ASSET PURCHASE AGREEMENT

            THIS ASSET PURCHASE AGREEMENT (the “Agreement”) is dated March 19, 2004, and is between ADVANCED REFRIGERATION CONTROLS, INC., a California corporation, with an address of 9309 Narnia Drive, Riverside, California, 92503-5609 (the “Seller”), and HOST AMERICA CORPORATION, a Colorado corporation, with an address of Two Broadway, Hamden, Connecticut 06518-2697 (the “Buyer”).  “Prospective Shareholders” are those individuals who will receive shares of the Buyer’s “restricted” common stock as set forth in Schedule 2.2.b.  All terms initially capitalized and not otherwise defined herein have the same meaning that such initially capitalized terms do in Article 1 hereof.

RECITALS:

            A.        The Seller is the owner of certain Assets, hereinafter defined, including two United States patents:  Patent No. 5,488,835 “Methods and Devices for Energy Conservation in Refrigerated Chambers” (the “‘835 Patent”), and Patent No. 5,797,276, “Methods and Devices for Energy Conservation in Refrigerated Chambers”, (the “‘276 Patent”) (collectively, the “Patents”).  The Patents form the basis for a device known as the ART Evaporator Fan Controller, which is currently produced and marketed as the Fan Saver (the “Fan Saver”).

            B.         The Buyer is engaged in monitoring, selling and installing energy saving devices through its wholly owned subsidiary, GlobalNet Energy Investors, Inc.  To further and enhance these activities, the Buyer intends to acquire certain Assets of the Seller, including the Patents, and thereafter utilize them in furtherance of its corporate operations.

            C.        The purpose of this Agreement is to set forth the basis upon which the Buyer will acquire the Patents and the other selected Assets of the Seller, and the terms and conditions upon which such purchase and sale will occur.  It is the intention of the Parties that (1) all prior negotiations, discussions, offers, and agreements between the Parties with respect to such purchase and sale be merged and incorporated into this Agreement and (2) this Agreement set forth their understanding and agreement.

COVENANTS AND AGREEMENTS:

            For good and valuable mutual consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1
Definitions

            1.1       Definitions.  In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings set forth below:

                        a.         Applicable Laws.  The term “Applicable Laws” means all edicts, laws, ordinances, promulgations, regulations, requirements, rules, statutes, and other laws of all Governmental Agencies applicable to the Assets and the Seller.

                        b.         Assets.  The term “Assets” means (a) the Patents; and (b) the assets and inventory listed in Schedule 1.1.b attached hereto.

                        c.         Assignment, Bill of Sale, and Conveyance.  The term “Assignment, Bill of Sale, and Conveyance” has the meaning set forth in Section 3.2.b hereof and substantially in the form of the instrument attached hereto as Schedule 3.2.b.

                        d.         Buyer Indemnitees.  The term “Buyer Indemnitees” has the meaning set forth in Section 7.1.

                        e.         Claim Notice.  The term “Claim Notice” has the meaning set forth in Section 7.3.

                        f.          Closing, Closing Date.  The terms “Closing” and “Closing Date” have the meanings set forth in Section 3.1.

                        g.         Consulting Agreement.  The term “Consulting Agreement” has the meaning set forth in Section 3.2.f and substantially in the form of the instrument attached hereto as Schedule 3.2.f.

                        h.         Effective Date.  The term “Effective Date” has the meaning set forth in Section 9.6.

                        i.          Encumbrance.  The term “Encumbrance” means any assignment, assessment, charge, conditional sale, covenant, hypothecation, encumbrance, impediment, license, lease, lien, limitation mortgage, option, pledge, reservation, restriction, reversion, security agreement, security interest, use restriction, or other claim of an interest of any nature whatsoever that diminish, conflict with, or are in any manner adverse to the interests of the Seller in any Asset or that could in any way adversely affect the Assets.

                        j.          Governmental Agency.  The term “Governmental Agency” means all federal, state, and local agencies, authorities, boards, instrumentalities, and other governmental or quasi-governmental bodies having or exercising jurisdiction over the Assets, the Seller, including, but not limited to, the United States Patent and Trademark Office.

                        k.         Indemnified Party and Indemnitor.  The term “Indemnified Party” has the meaning set forth in Section 7.1, and the term “Indemnitor” has the meaning set forth in Section 7.3.

                        l.          Party and Parties.  The term “Party” means the Buyer and the Seller individually, and the term “Parties” means the Buyer and the Seller collectively.

                        m.        Purchase Price.  The term “Purchase Price” has the meaning set forth in Section 2.2.

                        n.         Seller Indemnitees.  The term “Seller Indemnitees” has the meaning set forth in Section 7.2.

            1.2       Construction and Interpretation.  Captions to sections and subsections are for convenience and reference purposes only and will not affect the construction of the meaning of the terms and provisions of this Agreement.  Unless another agreement is indicated or the context otherwise requires, references herein to Recitals, Schedules, Sections, and subsections are to Recitals, Schedules, Sections, and subsections of this Agreement.  The Schedules, and other documents referenced in (or attached to) this Agreement form an integral part of this Agreement and by this reference are incorporated herein and therein as if set forth in full verbatim.  Whenever the context requires or permits, the singular will include the plural, the plural will include the singular, and the masculine, feminine, and neuter will be freely interchangeable.

ARTICLE 2
Sale of Assets

            2.1       Purchase and Sale of Assets.  Subject to the terms and conditions of this Agreement, the Seller shall convey, sell, and transfer to the Buyer at the Closing, and the Buyer shall purchase from the Seller, all of the Seller’s right, title and interest in and to the Assets, free and clear of all Encumbrances.

            2.2       Purchase Price.  The aggregate consideration for the conveyance of the Assets (the “Purchase Price”) shall consist of the following, which will be paid by the Buyer at the Closing as follows:

            a.         Fifty Thousand (50,000) shares of Buyer’s “restricted” common stock to be issued to Prospective Shareholders in the manner set forth in Schedule 2.2.a attached hereto;

            b.         Payment for all current inventory of product relating to the ART Evaporative Fan Controller in the amount of Forty Five Thousand, Four Hundred Forty-Five and 40/100 dollars ($45,445.40);

            c.         A Ten Dollar ($10.00) royalty payment per Fan Saver unit sold, to be paid quarterly to Allan E. Schrum for a period of twenty-four (24) months from the date of this agreement; and

            d.         Four Thousand Dollars ($4,000) in cash to Allan and Clare Schrum.

            2.3       Buyer Not Responsible for Debts of Seller.  Buyer will neither assume nor have any responsibility for any claims, debts, liabilities, losses, or obligations of the Seller.

ARTICLE 3
Closing of Transaction

            3.1       Closing.  For purposes of this Agreement, the term “Closing” shall refer to the consummation of the transactions contemplated by this Agreement.  Subject to the satisfaction at or before the Closing as set forth in Sections 6.1 and 6.2 hereof, the Closing shall be deemed to take place as of 12:00 p.m. on the day of the Closing (the “Closing Date”).

            3.2       Deliveries by Seller.  At the Closing, the Seller shall execute and deliver, or cause to be delivered, to the Buyer the following:  (a) Certificates of good standing of Seller, issued by the appropriate Secretary of State, as of a date not earlier than thirty days before Closing, (b) an Assignment, Bill of Sale, and Conveyance in the form of Schedule 3.2.b attached (the “Assignment, Bill of Sale, and Conveyance”), (c) an Incumbency and specimen signature certificates, dated the Closing Date, from Seller with respect to officers of the Seller executing this Agreement and any other document delivered by the Seller hereunder, (d) Certified copies of Seller’s Board of Directors and its Resolutions approving this Agreement and the transactions contemplated hereby, (e) an Officers’ Certificate for Seller as to the matters set forth below, in form and substance reasonably satisfactory to counsel for Buyer: (i) the Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the corporate power and authority to conduct its business as presently conducted and to execute this Agreement and perform the covenants of Seller contemplated hereby, (ii) the execution and delivery of this Agreement and the due consummation by the Seller of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Seller, and (iii) neither the execution and delivery of this Agreement nor the consummation by the Seller of the transactions contemplated hereby will constitute a violation of any term or provision of the Bylaws or Articles of Incorporation for Seller, (f) a consulting agreement (the “Consulting Agreement”) with the director of Seller in the form of Schedule 3.2.f attached hereto; (h) the documents constituting the chain of title for the Patents listed in Schedule 3.2.h; (i)  a shareholder’s letter (the “Shareholder’s Letter”) from each Prospective Shareholder in the form of Schedule 3.2.i attached hereto; signed by each Prospective Shareholder listed in Schedule 2.2.a; and (j) a Patent Assignment, in the form of Schedule 3.2.j attached hereto, assigning the Patents to the Buyer.

            3.3       Deliveries by Buyer.  At the Closing, the Buyer shall execute, deliver, or cause to be delivered, to the Seller the following:  (a) the Consulting Agreement.

ARTICLE 4
Representations and Warranties of Parties

            4.1       Representations and Warranties of the Seller.  The Seller represents and warrants to Buyer that each of the following statements is and shall be true and correct as of the date of this Agreement and as of the Closing Date:

                        a.         Accuracy of Schedules.  All schedules to this Agreement are accurate, complete, and true in all material respects.

                        b.         Authority and Organization.  The Seller is a corporation, duly organized, validly existing, and in good standing under the laws of the State of California, which has full authority, power, and right to hold or own its Assets as such assets are now held.  The Seller has full authority, power, and right to execute, deliver, and perform this Agreement.

                        c.         Binding Agreement.  This Agreement is legal, valid, and binding upon the Seller, enforceable against Seller in accordance with its terms, except to the extent limited by bankruptcy, insolvency, moratorium, and other laws of general application relating to or affecting the enforcement of creditors’ rights and general equity principles.

                        d.         Broker.  Neither the Seller nor any entity directly or indirectly controlling the Seller has incurred any liability or obligation to any agent, broker, or finder for any brokerage fees, commissions, finder’s fees, or other compensation with respect to the transactions contemplated by this Agreement.  The services performed by Scott Feldhacker do not constitute the acts of an agent, broker, or finder for the purposes of this Agreement.

                        e.         Compliance with Applicable Laws.  The Seller is operating, and at all times in the past, has maintained the Assets in compliance with all Applicable Laws.

                        f.          Conflict with Other Agreements.  The execution, delivery, and performance of this Agreement does not conflict with, constitute a default under, or violate any provision of (i) the Articles of Incorporation of the Seller, (ii) the Bylaws of the Seller, or (iii) any instrument or agreement to which the Seller is a party or under which the Seller or any Asset is bound.  The Seller further warrants that no award, citation, code, decree, edict, injunction, judgment, law, order, ordinance, rule, regulation, or writ or including but not limited to, those of federal, state and local governments, agencies of those governments, courts or arbitration panels, have been issued or are now pending against the Seller or any of the Assets that would prohibit the consummation of this transaction.

                        g.         Consideration for Transfer of Assets.  The Purchase Price and other consideration to be delivered to the Seller for conveyance of the Assets pursuant to this Agreement (including but not limited to, the Purchase Price), constitutes reasonably equivalent value for the Assets.  The Seller has not been sued or threatened with suit by any creditor before the execution of this Agreement, except as disclosed in Schedule 4.1.k hereto, and the Seller has not concealed any of the Assets from its creditors.

                        h.         Contracts.  There are no existing agreements or contracts between the Seller and any third party that (a) affect the Assets, or (b) will bind or obligate the Buyer after the Closing.

                        i.          Disclosure.  No representation or warranty made by Seller in this Agreement, nor any statement or certificate furnished or to be furnished to Buyer pursuant hereto or in connection with the transactions contemplated hereby, contains or shall contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

                        j.          Liabilities.  The Seller has no material commitments, indebtedness, liabilities, or obligations of any nature, whether absolute or contingent, that would adversely impact this Agreement.

                        k.         Litigation.  Except as disclosed on Schedule 4.1.k attached hereto, the Seller has no knowledge of any claims, actions, suits, proceedings, arbitrations, or investigations, pending or threatened, in any court, arbitration panel, Governmental Agency, or otherwise, against, by or affecting the Seller, or its Assets, or which would prevent the performance of this Agreement or any of the transactions contemplated hereby or declare the same unlawful or cause the rescission thereof.

                        l.          Taxes.  The Seller has, in the past, properly prepared in all material respects and has filed, all federal, state, local and other tax returns and reports required to be filed pursuant to all applicable laws, regulations, and statutes; the Seller is not a party to any action for collection of taxes; the Seller does not know of any grounds supporting any contemplated action for collection of any taxes from the Seller.  The Seller indemnifies and holds the Buyer harmless from any and all tax liabilities, including, without limitation, liabilities resulting from unrelated trade or business income, which are assessed and become due against the Assets relating to any period before the Closing Date.  The Seller has not received any notice regarding the filing of a federal or state tax lien affecting the Assets.  The Seller shall be responsible for and shall pay all sales, transfer, or other taxes, charges, duties, registrations, taxes, and the like, if any, which result from the conveyance and transfer of the Assets to the Buyer.

                        m.        Title to Assets and Patents; Condition.  The Seller has good and marketable title to the Assets and Patents, free and clear of all Encumbrances and other restrictions of any nature whatsoever.  Except as provided in this Agreement, no right (contingent or otherwise) to purchase or acquire all or any part of the Assets is authorized or outstanding.  Specifically, Seller represents that there is no claim by Nevada Energy Control Systems, Inc., or Advanced Refrigeration Technologies, Inc. to any right in the Patents.

                        n.         Patents.  The Seller is the owner of or has the exclusive right to use the Patents, and the Patents constitute all of the intellectual property which the Seller has used to develop the Fan Saver unit.

                        o.         Investment Intent; Restricted Securities. Seller is obtaining from each Prospective Shareholder a Shareholder’s Letter containing the representations  that each Prospective Shareholder is acquiring restricted shares of the common stock of the Buyer, which constitute a portion of the Purchase Price for their own account for investment and not with a view to, or for sale in connection with, any distribution of any thereof and with no present intention of disposing of any thereof; and that each Prospective Shareholder acknowledges that such securities have not been registered under the Securities Act or qualified under applicable state securities laws and confirms to the Buyer that it understands the restrictions on resale of such securities imposed by such laws including Rule 144 promulgated under the Securities Act and that such securities may only be sold in limited circumstances.

                        p.         Restrictions on Transfer.  The Shareholder Letter provides that, notwithstanding the provisions of Section 4.1.o, the Prospective Shareholder may transfer such securities in compliance with the provisions of the Securities Act (including Rule 144 promulgated thereunder) and any applicable provision of state law.  Prior to any transfer of such securities otherwise than in an offering registered under the Securities Act, the Prospective Shareholder will notify the Buyer of its intention to effect such transfer, indicating the circumstances of the proposed transfer and if reasonably requested by the Buyer, furnish the Buyer with an opinion of its counsel, in form and substance reasonably satisfactory to counsel for the Buyer, to the effect that the proposed transfer may be made without registration under the Securities Act or qualification under any applicable state securities laws; provided that the Buyer agrees that no opinion will be required for transfers under Rule 144 except in unusual circumstances.  The Buyer will promptly notify the Prospective Shareholder if the opinion of counsel furnished to the Buyer is reasonably satisfactory to counsel for the Buyer.  Unless the Buyer notifies the Prospective Shareholder within fourteen (14) days after the Prospective Shareholder furnishes it with such opinion that such opinion is not reasonably satisfactory to counsel for the Buyer, the Prospective Shareholder may proceed to effect the transfer.

                        q.         Permitted Transfers.  The Shareholder Letter also provides that, notwithstanding the foregoing provisions and the legend contained in Section 4.1.r, no such registration statement or opinion of counsel will be necessary for a transfer by a corporation or other person controlling, controlled by, or under common control with such Prospective Shareholder (for purposes of this subsection, control will mean ownership of securities having at least a majority of the votes attributable to all outstanding equity securities of the controlled corporation), or a distribution to a shareholder of the Prospective Shareholder, or the transfer by gift, will or intestate succession of any shareholder to his spouse or to the siblings, lineal descendants or ancestors of such shareholder or his spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were the Prospective Shareholder hereunder and, in particular, agrees to be bound by this Section 4.1.q.

                        r.          Legend.  The Shareholder Letter provides that the Prospective Shareholders understand that the Buyer will place the following legend and any other legend required by law on the certificates representing the shares of restricted common stock issued in connection with this Agreement:

THE SHARES REPRESENTED BY THIS CERTIFICATE AND THIS CERTIFICATE SHALL NOT BE SOLD ASSIGNED PLEDGED HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT THE PRIOR WRITTEN CONSENT OF HOST AMERICA CORPORATION.  FURTHER AND IN ADDITION TO THE FOREGOING THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE LAW AND NO INTEREST THEREIN MAY BE SOLD OR OTHERWISE TRANSFERRED PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION WITHOUT AN OPINION OF LEGAL COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

                        s.          Knowledge.  The Seller understands, and the Prospective Shareholders represent in the Shareholder Letter, that each Prospective Shareholder has such knowledge and experience in financial and business matters that the Seller is capable of evaluating the risks of its investment in securities of the Buyer and is able to bear the economic risks of such investment.

            4.2       Representations and Warranties of Buyer.  The Buyer represents and warrants to Seller that each of the following statements is and shall be true and correct as of the date of this Agreement and as of the Closing Date:

                        a.         Authority and Organization.  The Buyer is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Colorado, and has full authority, power, and right to acquire the Assets.  The Buyer has full authority, power, and right to execute, deliver, and perform this Agreement.

                        b.         Binding Agreement.  This Agreement is legal, valid, and binding upon the Buyer, enforceable against it in accordance with its terms, except to the extent limited by bankruptcy, insolvency, moratorium, and other laws of general application relating to or affecting the enforcement of creditors’ rights and general equity principles.

                        c.         Broker.  The Buyer has not incurred any liability or obligation to any agent, broker, or finder for any brokerage fees, commissions, finder’s fees, or other compensation with respect to the transactions contemplated by this Agreement.

                        d.         Full Disclosure.  No representation or warranty made by the Buyer in this Agreement, or any statement or certificate furnished, or to be furnished, to Seller pursuant hereto or in connection with the transactions contemplated hereby, contains or shall contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

            4.4       Survival of Representations, Warranties and Covenants. Notwithstanding any examination or investigation, and whether or not any Party shall have relied on such agreement, covenant, representation, or warranty made by, or on behalf of, any Party at any time, all representations and warranties contained in this Agreement and related indemnities shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby for a period of five years following the Closing Date.  Any additional representations and warranties and the indemnities related thereto shall survive the Closing indefinitely.

ARTICLE 5
Covenants of Parties

            5.1       Covenants of the Seller.  From the Effective Date until the Closing Date, the Seller agrees and covenants as follows:

                        a.         Agreements with Creditors.  The Seller will use its best efforts to (i) cause all of the agreements, covenants, and conditions precedent to Buyer’s obligation to close hereunder to be fulfilled, performed, and satisfied and (ii) negotiate the agreements with the creditors described in Section 7.1 hereof.

                        b.         Conduct of Business.  The Seller shall maintain, preserve, and protect the Assets as a going concern consistent with prior practice and not other than in the ordinary course of business.  The Seller shall not, without the prior written consent of the Buyer, which shall not be withheld unreasonably (i) enter into any agreement, contract, or understanding, oral or written, except for contracts reasonably required to respond to an emergency situation which threatens the health and safety of the occupants of the Seller or the welfare of its Assets, (ii) incur any indebtedness or other liability or obligation of any kind relating to the Patents or the Seller or its Assets which could have a material adverse effect on the Patents, the Assets, or the financial condition of the Seller.  The Seller shall use reasonable efforts to preserve existing relationships with vendors, and others having business dealings with the Seller, or (iii) enter into any agreement or contract with any affiliate of the Seller.

                        c.         Full Access.  The Seller shall (i) give the Buyer and its representatives full and free access to all matters related to the Assets and to all books and records relating to the Assets, and (ii) furnish the Buyer and its representatives promptly with all financial and operating data and other information regarding the Assets as the Buyer may request from time to time.  No investigation performed by the Buyer pursuant to this Section 5.1.c, nor any knowledge obtained by the Buyer from such investigation, shall relieve the Seller of any liability they otherwise would have pursuant to this Agreement.

                        d.         Terms Confidential.  The Seller will at all times before and after the Closing Date and, if the transactions contemplated by this Agreement are not consummated, at all times hereafter, keep confidential all non-public, confidential, and/or proprietary information furnished to it by the Buyer in connection with this Agreement and the transactions contemplated hereby, and will not disclose such non-public, confidential, and/or proprietary information to third Parties without the prior written consent of the Buyer except to the extent that (i) the Seller is legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigation, demand, order of court, or legal process) to disclose such information, (ii) the information otherwise becomes known to third Parties not bound by the terms of this confidentiality provision, (iii) the information may be disclosed to the accountants, advisers, agents, attorneys, consultants, directors, employees, and other representatives of the Seller, and (iv) the information may be disclosed to Governmental Agencies and third parties from whom consents to the transactions contemplated by this Agreement are deemed by the Buyer to be desirable or necessary.

            5.2       Covenants of Buyer.  From the Effective Date until the Closing Date, the Buyer agrees and covenants as follows:

                        a.         Best Efforts.  The Buyer covenants and agrees to use its best efforts to cause all its covenants and agreements and all conditions precedent to the Seller’s obligations to close hereunder to be performed, satisfied and fulfilled.

                        b.         Terms Confidential.  The Buyer will at all times before and after the Closing Date and, if the transactions contemplated by this Agreement are not consummated, at all times hereafter, keep confidential all non-public, confidential, and/or proprietary information furnished to it by the Buyer in connection with this Agreement and the transactions contemplated hereby, and will not disclose such non-public, confidential, and/or proprietary information to third Parties without the prior written consent of the Seller except to the extent that (i) the Buyer is legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigation, demand, order of court, or legal process) to disclose such information, (ii) the information otherwise becomes known to third Parties not bound by the terms of this confidentiality provision, (iii) the information may be disclosed to the accountants, advisers, agents, attorneys, consultants, directors, employees, and other representatives of the Seller, and (iv) the information may be disclosed to Governmental Agencies and third parties from whom consents to the transactions contemplated by this Agreement are deemed by the Buyer to be desirable or necessary.

ARTICLE 6
Conditions to Parties’ Performance

            6.1       Conditions for the Benefit of Buyer.  The transfer of the Assets and payment of the Purchase Price in accordance with the terms of this Agreement are subject to the following terms and conditions to be fulfilled and/or performed, each of which is for the benefit of Buyer:

                        a.         Consulting Agreements.  At or before the Closing, the Seller shall have negotiated an agreement with Allan E. Schrum in the form attached hereto as Schedule 3.2.f.

                        b.         Delivery.  At the Closing, the Seller shall have delivered or caused to be delivered all of the items required under Section 3.2 of this Agreement.

                        c.         Covenants and Representations.  Each of the representations and warranties of Seller contained in this Agreement shall be true and correct as of the Closing, and the Seller shall have complied with each of the covenants, promises and undertakings on its part hereunder.

                        d.         No Material Adverse Change.  During the period from the date of this Agreement to the Closing Date, the Buyer shall be satisfied Seller is in compliance with all Applicable Laws with respect to the Assets.

            6.2       Conditions for the Benefit of Seller.  The transfer of the Assets and payment of the Purchase Price in accordance with the terms of this Agreement is subject to the following terms and conditions to be fulfilled and/or performed, each of which is for the benefit of the Seller:

                        a.         Delivery.  At the Closing, the Buyer shall have delivered or caused to be delivered all of the items required under Section 3.3 of this Agreement.

                        b.         Covenants and Representations.  Each of the representations and warranties of Buyer contained in this Agreement shall be true and correct as of the Closing and Buyer shall have complied with each of the covenants, promises, and undertakings on its part hereunder.

ARTICLE 7
Indemnification

            7.1       Indemnity by Seller.  The Seller indemnifies, defends, and holds harmless the Buyer, its agents, directors, employees, members, and officers (the “Buyer Indemnitees”) from and against any and all actions, claims, damages, deficiencies, investigations, judgments, liabilities proceedings, settlements, suits, and legal and other expenses, including without limitation, reasonable legal fees and expenses of attorneys chosen by the Buyer Indemnitees, whether or not disclosed in or on any Schedule to this Agreement (collectively, “Losses”), as and when incurred arising out of or based upon any misrepresentation or breach of any agreement, covenant, representation, or warranty of the Seller contained in this Agreement or any agreement executed and delivered in connection with the transactions contemplated hereby.

            7.2       Indemnity by Buyer.  The Buyer indemnifies, defends, and holds harmless the Seller, its agents, directors, employees, members, and officers (the “Seller Indemnitees”) from and against any Losses as and when incurred arising out of or based upon any misrepresentation or breach of any agreement, covenant, representation, or warranty of the Seller contained in this Agreement or any agreement executed and delivered in connection with the transactions contemplated hereby.

            7.3       Defense of Claims.  No right to indemnification under this Article 7 shall be available to any Buyer Indemnitee or any Seller Indemnitee (the “Indemnified Party”) unless such Indemnified Party shall have given to the Party obliged to provide indemnification of such Indemnified Party (the “Indemnitor”) a notice (a “Claim Notice”) describing in reasonable detail the facts giving rise to any claim for indemnification hereunder promptly within thirty days after receipt of knowledge by officers or management personnel of the Indemnified Party of the facts upon which such claim is based; provided, however, that the failure of any Indemnified Party to so notify the Indemnitor shall not relieve the Indemnitor from any liability it would otherwise have pursuant to this Article 7, except to the extent that such failure to provide notice shall prejudice any defense or claim available to the Indemnitor.  Upon receipt by the Indemnitor of the Claim Notice from an Indemnified Party with respect to any claim of a third party, such Indemnitor may assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party, and the Indemnified Party shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith.  The Indemnified Party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the

Indemnified Party unless (a) the Indemnitor shall not have promptly employed counsel reasonably satisfactory to such Indemnified Party to take charge of the defense of such action, or (b) such Indemnified Party shall have reasonably concluded that there may be one or more legal defenses available to it, or to any other Indemnified Party who has submitted a Claim Notice to the Indemnitor, which are different from or additional to those available to the Indemnitor, in either of which events such fees and expenses shall be borne by the Indemnitor (but in no event shall the Indemnitor be required to pay the fees and expenses of more than one counsel employed by more than one Indemnified Party with respect to any claim) and the Indemnitor shall not have the right to direct the defense of any such action on behalf of the Indemnified Party.  The Indemnified Party shall give written notice to the Indemnitor of any proposed settlement of any claim, which settlement the Indemnitor may reject in its reasonable judgment within ten days of receipt of such notice.  The Indemnitor shall have the right, in its sole discretion to settle any claim for monetary damages for which indemnification has been sought and is available hereunder.  The indemnification provisions set forth in this Article 7 shall not prevent either Party from seeking any other equitable or legal relief which may be available to such Party in the event of a breach of this Agreement by the other Party.

ARTICLE 8
Termination

            8.1       Default by Seller.  The Buyer shall have the right to terminate this Agreement at or before the Closing Date, or sue for damages, or both, if the Seller defaults in the performance of any material obligation hereunder or if any representation or warranty of Seller is materially false, and Seller fails to correct or satisfy such default or falsity within ten days after written notice is given to Seller or within such longer period as shall be required to correct or satisfy such default or falsity, provided that the Seller promptly and diligently prosecutes the cure or satisfaction.  If such notice is given within ten days of the Closing Date and the Seller is proceeding promptly and diligently to prosecute a cure or satisfaction, the Closing shall be delayed for the number of days necessary to permit the cure of the default but in no event more than thirty days.  If the Seller fails to cure the default within the required period, Buyer shall be entitled to exercise all of its rights in law or in equity by reason of the breach by Seller of this Agreement.  If the Seller breaches or threatens to breach any of the provisions of this Agreement, the Buyer, in addition to any other remedies it may have at law or in equity, will be entitled to a restraining order, injunction or other similar remedy in order to specifically enforce the provisions of this Agreement.  The Parties specifically acknowledge that money damages alone would be an inadequate remedy for the injuries and damages which would be suffered and incurred by Buyer as a result of a breach by the Seller of any provision of this Agreement.

            8.2       Default by Buyer.  The Seller shall have the right to terminate this Agreement at or before the Closing Date if the Buyer defaults in the performance of any material obligation hereunder or if any representation or warranty of the Buyer is materially false, and the Buyer fails to correct or satisfy such default or falsity within ten days after written notice is given to the Buyer or within such longer period as shall be required to correct or satisfy such default or falsity, provided that the Buyer promptly and diligently prosecutes the cure or satisfaction.  If such notice is given within ten days of the Closing Date, the Closing shall be delayed for the number of days necessary to permit the cure of the default, but in no event more than thirty days.

If the Buyer fails to cure the default within the required period, Seller shall be entitled to exercise all of its rights in law or in equity by reason of the breach by Buyer of this Agreement.  If the Buyer breaches or threatens to breach any of the provisions of this Agreement, the Seller, in addition to any other remedies it may have at law or in equity, will be entitled to a restraining order, injunction or other similar remedy in order to specifically enforce the provisions of this Agreement.  The Parties specifically acknowledge that money damages alone would be an inadequate remedy for the injuries and damages which would be suffered and incurred by Seller as a result of a breach by the Buyer of any provision of this Agreement.

            8.3       Mutual Consent.  This Agreement may be terminated by the written mutual consent of both Seller and Buyer.  Upon such termination, no Party hereto shall have any further liability hereunder.

            8.4       Closing Date.  If the Closing Date has not occurred on or before March 19, 2004, this Agreement shall terminate automatically subject to the provisions of Sections 8.1 and 8.2 above regarding defaults.

            8.5       Failure of Buyer Condition.  If at any time the Buyer determines in its sole judgment that any condition to its obligation to close will not be timely met, it may terminate this agreement.

ARTICLE 9
Miscellaneous Provisions

            9.1       Arbitration.  All disputes arising out of or related to this Agreement will be settled by binding arbitration, to be conducted in accordance with the provisions of this Section, including any claim that this Agreement, or any part of it, is invalid, illegal, voidable, or void.  Any Party may compel arbitration by notice to the other Parties.  The arbitration proceedings shall be conducted by one arbitrator in Denver, Colorado, in accordance with the Commercial Arbitration Rules of the American Arbitration Association as then in effect.  The arbitrator’s decision will be final and binding on the Parties and may be enforced in any court having jurisdiction.  The Parties to the arbitration shall bear equally all expenses of arbitration; provided, however, that each Party shall be responsible for its own attorney’s fees, expert witness fees and photocopying charges.

            9.2       Benefit.  This Agreement shall be binding upon and shall inure to the benefit of the Parties to this Agreement and their respective successors and assigns.

            9.3       Construction.  The language used in this Agreement will be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction will be applied against any Party hereto.  The Parties hereby acknowledge and agree that they have been represented by counsel in the negotiation of this Agreement and, accordingly, this Agreement shall be deemed to have been prepared jointly by the Parties, and thus shall not necessarily be construed against any Party as the drafter hereof.

            9.4       Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

            9.5       Days.  References herein to days shall be deemed to refer to “calendar” and not “business” days, unless the context clearly indicates otherwise.  The term “business day” means any day other than a Saturday, Sunday, or a federal or State of Colorado holiday.  If the last day for any act required or permitted to be performed hereunder falls on a Saturday, Sunday, or a federal or State of Colorado holiday, the time for performance shall be extended to the next business day.

            9.6       Effective Date.  Until executed by all of the Parties, this Agreement constitutes an offer by the Party executing this Agreement first to proceed with the purchase and sale of the Assets upon the terms and conditions set forth herein.  This Agreement shall become a binding and enforceable contract between the Buyer and the Seller at such time as it has been executed by all of the Parties, and the date that the last Party executes this Agreement shall be considered and shall hereinafter be referred to herein as the “Effective Date” of this Agreement.

            9.7       Entire Agreement.  This Agreement, together with the Schedules attached hereto, constitutes the entire agreement of the Parties and supersedes all prior understandings with respect to the subject matter hereof.  No change, modification, addition or termination of this Agreement shall be enforceable unless in writing and signed by the Party or Parties against whom enforcement is sought.

            9.8       Expenses.  Except as otherwise expressly provided herein, each Party to this Agreement shall pay its own costs and expenses in connection with the transactions contemplated hereby.

            9.9       Governing Law.  The transactions contemplated by, and the provisions of this Agreement, shall be governed by and construed in accordance with the laws of the State of Colorado, without giving effect to conflicts of law principles.

            9.10     No Third Party Beneficiaries.  This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a Party to this Agreement.

            9.11     Notices.  All notices and other communications under this Agreement shall be in writing and shall be given by electronic facsimile transmission (if receipt is verified), by registered or certified mail (postage prepaid and return receipt requested), or by an overnight courier service (which obtains a receipt evidencing delivery) and shall be addressed as follows:

            To Buyer at:

            Host America Corporation
            Two Broadway
            Hamden, Connecticut 06518
            Attention:     Geoffrey Ramsey, CEO & President
            Facsimile No.:  (203) 230-8667

            with a copy to:

            Berenbaum, Weinshienk & Eason, P.C.
            370 17th Street, Suite 4800
            Denver, Colorado 80202
            Attention:     John B. Wills, Esq.
            Facsimile No.:  (303) 629-7610

            To the Seller at:

            Advanced Refrigeration Control, Inc.
            9309 Narnia Drive
            Riverside, California 92503-5609
            Attention:      Allan and Clare Schrum
            Facsimile No.:  (909) 689-7287

or such other address as any Party may designate to the other Parties hereto in accordance with the aforesaid procedure.  All notices and other communications shall be deemed to have been given on the date sent if the notice is delivered by electronic facsimile transmission, three days after deposit in the United States mail, or one day after deposit with an overnight courier service, as the case may be.

            9.12     Risk of Loss.  The Seller shall bear the risk of loss to the Assets up until the Closing.

            9.13     Severability.  If any provision or part of any provision of this Agreement or any of the other related documents or their application shall be deemed or declared invalid, illegal or unenforceable in whole or in part or with regard to any person in any respect by a court of competent jurisdiction, the validity, legality and enforceability of all other applications of that provision and of all other provisions of this Agreement shall not in any way be affected or impaired thereby.

            9.14     Waiver.  No waiver of any of the provisions hereof shall be effective unless in writing and signed by the Party to be charged with such waiver.  No waiver shall be deemed a continuing waiver with respect to any breach or default, whether of similar or different nature, unless expressly stated in writing.

            THIS ASSET PURCHASE AGREEMENT has been executed and delivered by the Parties as of the date set forth below.

                                                                        Seller:

                                                                        ADVANCED REFRIGERATION CONTROLS,
                                                                        INC., a California corporation

Date:    March 19, 2004                                   By:       /s/ Clare C. Schrum
                                                                                     Clare C. Schrum
                                                                                    Its: President

                                                                        Buyer:

                                                                        HOST AMERICA CORPORATION
                                                                        a Colorado corporation

Date:    March 19, 2004                                   By:       /s/ Geoffrey Ramsey
                                                                                     Geoffrey Ramsey
                                                                                    Its: CEO

SCHEDULES

Schedule 1.1.b                                     Assets

Schedule 2.2.a                                      Distribution of Host America Stock

Schedule 3.2.b                                     Form of Assignment, Bill of Sale, and Conveyance

Schedule 3.2.f                                      Form of Consulting Agreement

Schedule 3.2.h                                      Chain of Title of Patents

Schedule 3.2.i                                       Shareholder’s Letter

Schedule 3.2.j                                      Form of Patent Assignment

Schedule 4.1.k                                     Litigation